     EXHIBIT 10.22a
FIRST AMENDMENT TO THE
CONNECTICUT WATER SERVICE, INC.
PERFORMANCE STOCK PROGRAM
AMENDED AND RESTATED AS OF APRIL 26, 2002
     This First Amendment to the Connecticut Water Service, Inc. Performance Stock Program Amended and Restated as of April 26, 2002 (the “Plan”) is adopted this 1st day of December, 2005 by the Connecticut Water Service, Inc. (the “Company”).
W I T N E S S E T H :
     WHEREAS, the Board of Directors of the Company adopted the Plan in 1994 and the Company’s shareholders approved the adoption of the Plan; and
WHEREAS, the Plan was amended in 1999, and further amended and restated in 2002; and
     WHEREAS, the American Jobs Creation Act of 2004 added a new Section 409A (“Section 409A”) to the Internal Revenue Code of 1986, as amended; and
     WHEREAS, the Company wishes to amend the Plan to distribute certain awards that are subject to Section 409A;
     NOW, THEREFORE, the Plan is amended as set forth below:
     1. A new Section 15 is added to read as follows:
     “15. Termination of Performance Share Awards. Notwithstanding anything to the contrary contained herein, Participants terminating employment between December 1, 2004 and December 31, 2004 shall have their Performance Share Account terminated effective January 1, 2005, and such Participants shall receive Cash Units equal to their remaining interest in the Performance Share Account at the time of such termination. Such Cash Units will be distributed to Participants no later than December 31, 2005. Such cancellation shall be deemed a cancellation of participation in accordance with Q&A 20 of Notice 2005-1.”
     2. Except as herein amended, the Plan remains in full force and effect.